UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2006

CENTURY PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-126490

(Commission File Number)

47-0950123

(IRS Employer Identification No.)

1600 Broadway, Suite 2400, Denver, CO 80202

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (303) 542-1906

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On October 1, 2006 we entered into an executive employment agreement with James B. Hersch wherein we have agreed to pay Mr. Hersch a monthly fee of US$10,000 and we have agreed to issue to Mr. Hersch 3,000,000 restricted shares of common stock issuable on October 1, 2006. The shares shall be held in escrow and 250,000 shares shall vest at the end of each three-month period immediately following October 1, 2006.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On October 1, 2006, we appointed James B. Hersch as our president, chief executive officer and a director of our company. Johannes Petersen resigned as president but remains a director, secretary and treasurer of our company.

Since 1996 Mr. Hersch has held various positions with Anadarko Petroleum Corporation, including Exploration Manager, Project Geologist and most recently as Project Manager. Mr. Hersch also held positions with Anadarko China and Exxon Company. Mr. Hersch has extensive experience in risk management, geological exploration, development, project management, joint ventures, strategic planning, prospecting and drilling.

Our board of directors now consists of Johannes Petersen and James B. Hersch. There are no family relationships between Mr. Hersch and any of our directors or executive officers.

Item 9.01	Financial Statements and Exhibits
EXHIBITS
10.1	Executive Employment Agreement with James B. Hersch

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY PETROLEUM CORP.

/s/ Johannes T. Petersen

Johannes T. Petersen

Secretary and Director

Date: October 5, 2006